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Exhibit 10.9

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (the "Agreement"), made as of this 25th day of November 2002, by and between C. Mark Pearson, residing at 724 Longford Drive, Southlake, Texas, (the "Executive"), and Carbo Ceramics Inc., a Delaware corporation (the "Company").

                                   WITNESSETH

                  WHEREAS, the Company wishes to employ the Executive as President and Chief Executive Officer of the Company and the Executive wishes to serve the Company in such capacity.

                  NOW, THEREFORE, in consideration of the conditions and covenants set forth herein, it is agreed as follows:

                  1. Employment, Duties and Agreements.

                  (a) The Company hereby employs the Executive, and the Executive hereby agrees to be employed by the Company during the Term, as the Company's President and Chief Executive Officer on the terms and conditions set forth herein. "Term" shall mean the period commencing on January 1, 2003 (the "Effective Date") and ending on December 31, 2003 provided, that the Term shall be extended automatically for successive one-year periods, at the rate of Base Salary and on other terms then in effect pursuant to this Agreement, unless written notice of any election not to extend is given by either party to the other at least ninety (90) days prior to the date the Term would then otherwise expire absent its extension; provided, that the Term may be terminated prior to its scheduled expiration date in accordance with Section 3 hereof. Upon any the expiration of the Term, the Executive's employment with the Company shall be at will.

                  (b) The Executive shall have such responsibilities and duties as the Board of Directors of the Company (the "Board") may from time to time reasonably determine consistent with the Executive's position as President and Chief Executive Officer of the Company. In rendering his services hereunder, the Executive shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Board and all applicable policies and rules thereof. The Executive shall devote the Executive's full working time to the performance of the Executive's responsibilities and duties hereunder. During the Term, the Executive will not, without the prior written consent of the Board, render services, whether or not compensated, to any other person or entity as an employee, independent contractor, director or otherwise (other than as a director of Pinnacle Technologies Inc. and as an adjunct professor at the Colorado School of Mines); provided, however, that nothing herein shall restrict the Executive from rendering services to not-for-profit organizations, including, without limitation, any country club of which he is a member, or managing the Executive's personal investments during the Executive's non-working time.

                  (c) During the Term, the Executive will not engage in any other business affiliation with respect to any entity, including, without limitation, the establishment of a proprietorship or the participation in a partnership or joint venture, or acquire any equity interest in any entity (other than the Company) if (i) such engagement or ownership would interfere with

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the full-time performance of his responsibilities and duties hereunder or (ii)
such entity is engaged in the business of production, supply or distribution of proppants used in the hydraulic fracturing of natural gas and oil wells. The Executive represents and warrants that, as of the Effective Date, the Executive will not be engaged in any such business affiliation and will not own any such equity interests.

                  2. Compensation. During the Term, the Executive shall be entitled to the following compensation.

                  (a) The Company shall pay the Executive a base salary at the rate of $200,000 per annum, payable in accordance with the Company's normal payroll practices ("Base Salary"). The Board shall have the right to review the Executive's performance and compensation from time to time and may, in its sole discretion, increase his Base Salary based on such factors as the Board deems appropriate.

                  (b) The Executive will be paid an incentive bonus with respect to each fiscal year during the Term equal to the sum of (i) 0.5% of the Company's earnings before interest income and expense and taxes for such fiscal year ("EBIT") up to $20,000,000, plus (ii) 1.0% of EBIT in excess of $20,000,000 ("Incentive Bonus"). Any such Incentive Bonus shall be paid to the Executive as soon as practicable and in any event within thirty (30) days after the completion of the audited financial statements and determination of EBIT for such fiscal year.

                  (c) The Executive shall be entitled to four (4) weeks of paid vacation during each calendar year of the Term in accordance with the Company's standard vacation policy and practices. The Executive shall take vacations only at such times as are consistent with reasonable business needs of the Company.

                  (d) The Company shall reimburse the Executive for all reasonable, ordinary and necessary expenses incurred by the Executive in the performance of the Executive's duties hereunder, provided that the Executive accounts to the Company for such expenses in a manner reasonably prescribed by the Company.

                  (e) The Executive shall be entitled to such benefits and perquisites as are generally made available to senior executive officers of the Company, provided that the Executive shall not be eligible to participate in the Company's Incentive Compensation Plan.

                  3. Early Termination of the Term. The Term shall terminate prior to the Scheduled Termination Date upon the occurrence of any of the following events.

                  (a) The Term and the Executive's employment hereunder shall terminate upon written notice to the Executive by the Company specifying Disability as the basis for such termination. In respect of such termination, the Company shall pay to the Executive (i) within thirty (30) days after such termination, the Executive's earned but unpaid Base Salary, earned but unused vacation (determined in accordance with the Company's standard vacation policy and practices) and reimbursement for expenses incurred (in accordance with
Section 2(d) hereof), all as of the date of such termination, and (ii) as soon as practicable and in any event within thirty (30) days after the completion of the audited financial statements and determination of EBIT for the fiscal year in which such termination takes place, an amount equal to the Incentive Bonus for

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such fiscal year (calculated in accordance with the first sentence of Section
2(b)) multiplied by a fraction, the numerator of which is the number of days in the period commencing on January 1 of the year in which such termination takes place and ending on the date of such termination (inclusive) and the denominator of which is 365. The Executive shall not be entitled to any further compensation or payments hereunder. "Disability" shall mean a physical or mental impairment of the Executive that (A) qualifies the Executive for (x) disability benefits under any long-term disability plan maintained by the Company or (y) Social Security disability benefits or (B) has prevented or, at the date of determination, will reasonably be likely to prevent, the Executive from performing the essential functions of his position for a period of six (6) consecutive months. The existence of a Disability shall be determined by the Board in its absolute discretion. The Executive agrees to submit to medical examinations by a licensed medical doctor selected by the Board to determine whether a Disability exists, as the Board may request from time to time.

                  (b) The Company may terminate the Term and the Executive's employment hereunder for Cause. Termination for Cause shall be effective upon written notice to the Executive by the Company specifying that such termination is for Cause. In respect of such termination, the Company shall pay to the Executive, within thirty (30) days after such termination, the Executive's earned but unpaid Base Salary, earned but unused vacation (determined in accordance with the Company's standard vacation policy and practices) and reimbursement for expenses incurred (in accordance with Section 2(d) hereof), all as of the date of such termination. The Executive shall not be entitled to any further compensation or payments hereunder. "Cause" shall mean:
(i) any material violation by the Executive of this Agreement; (ii) any failure by the Executive substantially to perform his duties hereunder; (iii) any act or omission involving dishonesty, fraud, willful misconduct or gross negligence on the part of the Executive that is or may be materially injurious to the Company; and (iv) any felony or other crime involving moral turpitude committed by the Executive. If the basis for terminating the Executive's employment for Cause is the result of a violation or failure described in clause (i) or (ii) of the foregoing definition of "Cause" and the majority of the Board (excluding the Executive, if he is a member of the Board) reasonably determines that such violation or failure is capable of being remedied, the Board shall give the Executive thirty (30) days' prior written notice of the Company's intent to terminate the Executive's employment for Cause, which notice shall set forth the violation or failure forming the basis for the determination to terminate the Executive's employment for Cause. The Executive shall have the right to remedy such violation or failure within a reasonable period of time (as determined by the Board), provided that the Executive begins to take appropriate steps to remedy such violation or failure within ten (10) days of the date of such written notice and diligently prosecutes such efforts thereafter. The Term and the Executive's employment hereunder may not be terminated for Cause unless a majority of the Board (excluding the Executive, if he is a member of the Board) finds in good faith that termination for Cause is justified and, if the basis for terminating the Executive's employment for Cause arises as a result of a violation or failure described in clause (i) or (ii) of the definition of "Cause", that the violation or failure has not been remedied within the period of time designated by the Board or that there is no reasonable prospect that the Executive will remedy the violation or failure forming the basis for terminating his employment for Cause.

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                  (c)      The Term and the Executive's employment hereunder
shall terminate upon the death of the Executive. In respect of such termination, the Company shall pay to the Executive's estate or any beneficiary previously designated by the Executive in writing (a "Designated Beneficiary") (i) within thirty (30) days after such termination, the Executive's earned but unpaid Base Salary, earned but unused vacation (determined in accordance with the Company's standard vacation policy and practices) and reimbursement for expenses incurred (in accordance with Section 2(d) hereof), all as of the date of such termination, and (ii) as soon as practicable and in any event within thirty (30) days after the completion of the audited financial statements and determination of EBIT for the fiscal year in which such termination takes place, an amount equal to the Incentive Bonus for such fiscal year (calculated in accordance with the first sentence of Section 2(b)) multiplied by a fraction, the numerator of which is the number of days in the period commencing on January 1 of the year in which such termination takes place and ending on the date of such termination (inclusive) and the denominator of which is 365. The Executive, his estate and his Designated Beneficiary shall not be entitled to any further compensation or payments hereunder.

                  (d) The Company may terminate the Term and the Executive's employment hereunder at any time without Cause. Such termination without Cause shall be effective upon written notice to the Executive from the Company of such termination. In respect of such termination, the Company shall pay to the Executive (i) within thirty (30) days after such termination, the Executive's earned but unpaid Base Salary, earned but unused vacation (determined in accordance with the Company's standard vacation policy and practices) and reimbursement for expenses incurred (in accordance with Section 2(d) hereof), all as of the date of such termination, and (ii) as soon as practicable and in any event within thirty (30) days after the completion of the audited financial statements and determination of EBIT for the fiscal year in which such termination takes place, an amount equal to the Incentive Bonus for such fiscal year (calculated in accordance with the first sentence of Section 2(b)) multiplied by a fraction, the numerator of which is the number of days in the period commencing on January 1 of the year in which such termination takes place and ending on the date of such termination (inclusive) and the denominator of which is 365. In addition, the Company shall continue to pay to the Executive (or to the Executive's estate or Designated Beneficiary, if the Executive should die during such two-year period) the Executive's Base Salary (at the level in effect immediately preceding such termination) for two years following the date of such termination of employment without Cause in accordance with the Company's normal payroll practices. The Executive (or his estate or Designated Beneficiary) shall not be entitled to any further compensation or payments hereunder. No salary continuation payments made pursuant to this Section 3(d) will constitute compensation for any purpose under any retirement plan or other employee benefit plan, program, arrangement or agreement of the Company, and no period during which such payments are made to the Executive pursuant to this
Section 3(d) shall constitute a period of employment with the Company for any such purposes. In respect of such termination, all outstanding stock options granted to the Executive by the Company pursuant to the Carbo Ceramics Inc. 1996 Stock Option Plan for Key Employees (the "Option Plan"), whether or not they were exercisable at the time of such termination of employment without Cause, shall become fully and immediately exercisable and shall remain exercisable until the expiration of thirty (30) days after such termination, on which date they shall expire; provided, however, that no such stock option shall be exercisable after the expiration of ten (10) years after the date such stock option was granted to the Executive.

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                  (e)      During the one-year period following a Change in
Control of the Company, the Company may terminate the Term and the Executive's employment hereunder without Cause or the Executive may voluntarily terminate the Term and his employment hereunder for Good Reason. Such termination shall be effective upon written notice to the Executive from the Company or from the Executive to the Company, as applicable, of such termination. In respect of such termination, in lieu of all other amounts or benefits to which the Executive would be entitled pursuant to any other provisions of Section 3 of this Agreement, the Company shall pay to the Executive, within thirty (30) days after such termination (i) the Executive's earned but unpaid Base Salary, earned but unused vacation (determined in accordance with the Company's standard vacation policy and practices) and reimbursement for expenses incurred (in accordance with Section 2(d) hereof), all as of the date of such termination, (ii) an amount equal to the Incentive Bonus with respect to the fiscal year immediately preceding the fiscal year in which such termination takes place (calculated in accordance with the first sentence of Section 2(b)) multiplied by a fraction, the numerator of which is the number of days in the period commencing on January 1 of the year in which such termination takes place and ending on the date of such termination (inclusive) and the denominator of which is 365 and (iii) an amount equal to two times the Executive's Base Salary (at the rate in effect as of the date of such termination). In respect of such termination, all outstanding stock options granted to the Executive by the Company pursuant to the Option Plan, whether or not they were exercisable at the time of such termination of employment, shall become fully and immediately exercisable and shall remain exercisable until the expiration of thirty (30) days after such termination, on which date they shall expire; provided, however, that no such stock option shall be exercisable after the expiration of ten (10) years after the date such stock option was granted to the Executive.

                  (f)      For purposes of Section 3(e) hereof:

                                    (1)      "Change in Control" shall mean (i)
                  the occurrence of a change in control of the Company of a nature that would be required to be reported or is reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's outstanding securities (other than any Person who was a "beneficial owner" of securities of the Company representing 30% or more of the combined voting power of the Company's outstanding securities prior to the Effective Date); or (iii) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the Effective Date whose appointment to fill a vacancy or to fill a new Board position was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (iii), considered as though he were a member of the Incumbent Board; or (iv) the occurrence of any of the following of which the

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                  Incumbent Board does not approve (A) merger or consolidation in which the Company is not the surviving corporation or (B) sale of all or substantially all of the assets of the Company; or (v) stockholder approval pursuant to a proxy statement soliciting proxies from stockholders of the Company, by someone other than the then current management of the Company, of a plan of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan of reorganization are exchanged or converted into cash or property or securities not issued by the Company.

                                    (2)      "Good Reason" shall mean, without
                  the Executive's express written consent, the occurrence of any one or more of the following: (i) the assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities and status (including offices, titles, and reporting requirements) as an officer of the Company, or a reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect immediately prior to the Change in Control, including a failure to reelect the Executive to, or a removal of him from, any office of the Company that the Executive held immediately prior to the Change in Control; or (ii) the Company's requiring the Executive to be based at a location more than 50 miles from Irving, Texas, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations immediately prior to the Change in Control; or (iii) the Company materially breaches this Agreement or any other written agreement with the Executive; or (iv) a material reduction in the Executive's level of participation in any of the Company's welfare benefit, retirement or other employee benefit plans, policies, practices, or arrangements in which the Executive participates as of the date of the Change in Control.

                  4. Restrictive Covenants.

                  (a) The Executive agrees that all information pertaining to the prior, current or contemplated business of the Company and its corporate affiliates, and their officers, directors, employees, agents, shareholders and customers (excluding (i) publicly available information (in substantially the form in which it is publicly available) unless such information is publicly available by reason of unauthorized disclosure by the Executive or by any person or entity of whose intention to make such unauthorized disclosure the Executive is aware and (ii) information of a general nature not pertaining exclusively to the Company that generally would be acquired in similar employment with another company) constitutes a valuable and confidential asset of the Company. Such information includes, without limitation, information related to trade secrets, customer lists, production techniques, and financial information of the Company. The Executive agrees that he shall, during the Term and continuing thereafter,
(A) hold all such information in trust and confidence for the Company and its corporate affiliates, and (B) not use or disclose any such information to any person, firm, corporation or other entity other than under court order or other legal or regulatory requirement.

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                  (b)      Upon expiration of the Term and continuing for a
period ending two (2) years after the Executive's employment by the Company terminates for any reason whatsoever, the Executive agrees that the Executive will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in (i) the business of supply or distribution of proppants used in the hydraulic fracturing of natural gas and oil wells ("Proppants") other than Baker Hughes Inc., BJ Services Company, Schlumberger Limited, Halliburton Company and OSCA, Inc. or (ii) the business of production of Proppants.

                  (c) During the Term and continuing for a period ending twelve (12) months after the Executive's employment terminates for any reason whatsoever, the Executive agrees that the Executive will not, directly or indirectly, individually or on behalf of other persons, solicit, aid or induce
(i) then remaining employees of the Company or its corporate affiliates to leave their employment with the Company or its corporate affiliates in order to accept employment with or render services to or with another person, firm, corporation or other entity, or assist or aid any other person, firm, corporation or other entity in identifying or hiring such employees or (ii) any customer of the Company or its corporate affiliates who was a customer of the Company or its corporate affiliates at any time during which the Executive was actively employed by the Company to purchase products or services then sold by the Company or its corporate affiliates from another person, firm, corporation or other entity, or assist or aid any other person or entity in identifying or soliciting any such customer.

                  (d) Prior to agreeing to, or commencing to, act as an employee, officer, director, trustee, principal, agent or other representative of any type of business other than as an employee of the Company during the period in which the non-competition agreement, as described in Section 4(b), applies, the Executive shall (i) disclose such agreement in writing to the Company and (ii) disclose to the other entity with which he proposes to act in such capacity, or to the other principal together with whom he proposes to act as a principal, the existence of this Agreement, including, in particular, the non-disclosure agreement contained in Section 4(a), the non-competition agreement contained in Section 4(b), and the non-solicitation agreement contained in Section 4(c).

                  (e) With respect to the restrictive covenants set forth in Sections 4(a), 4(b) and 4(c), the Executive acknowledges and agrees as follows.

                           (i) The specified duration of a restrictive covenant shall be extended by and for the term of any period during which the Executive is in violation of such covenant.

                           (ii) The restrictive covenants are in addition to any rights the Company may have in law or at equity.

                           (iii) It is impossible to measure in money the damages which will accrue to the Company in the event that the Executive breaches any of the restrictive covenants. Therefore, if the Executive breaches any restrictive covenant, the Company and its corporate affiliates shall be entitled to an

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                  injunction restraining the Executive from violating such
                  restrictive covenants. If the Company or any of its corporate affiliates shall institute any action or proceeding to enforce a restrictive covenant, the Executive hereby waives the claim or defense that the Company or any of its corporate affiliates has an adequate remedy at law and the Executive agrees not to assert in any such action or proceeding the claim or defense that the Company or any of its corporate affiliates has an adequate remedy at law. The foregoing shall not prejudice the Company's or its corporate affiliates' right to require the Executive to account for and pay over to the Company or its corporate affiliates, and the Executive hereby agrees to account for and pay over, the compensation, profits, monies, accruals or other benefits derived or received by the Executive as a result of any transaction constituting a breach of the restrictive covenants.

                  (f) The restrictions in this Section 4 shall be in addition to any restrictions imposed on the Executive by statute or at common law.

                  5. Arbitration of Disputes.

                  (a) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation or validity hereof shall be settled exclusively and finally by arbitration. It is specifically understood and agreed that any disagreement, dispute or controversy which cannot be resolved between the parties, including without limitation any matter relating to interpretation of this Agreement, may be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such disagreement, dispute or controversy would otherwise be considered justiciable or ripe for resolution by a court or arbitral tribunal. Notwithstanding this Section 5, the Company shall be entitled to institute a court action or proceeding for injunctive relief as provided in Section 4 of this Agreement.

                  (b) The arbitration shall be conducted in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA").

                  (c) The arbitral tribunal shall consist of one arbitrator. The parties to the arbitration jointly shall directly appoint such arbitrator within thirty (30) days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules and shall be a person who (i) maintains his principal place of business within thirty (30) miles of the City of Irving, Texas and (ii) has substantial experience in executive compensation. The parties shall each pay an equal portion of the fees, if any, and expenses of such arbitrator.

                  (d) The arbitration shall be conducted within thirty (30) miles of the City of Irving, Texas or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.

                  (e) At any oral hearing of evidence in connection with the arbitration, each party thereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party. No evidence of any witness shall be presented unless the opposing party or parties shall have the opportunity to cross-examine such witness,

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except as the parties to the dispute otherwise agree in writing or except under extraordinary circumstances where the interests of justice require a different procedure.

                  (f) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to seek review of such award by any court or tribunal.

                  (g) Nothing herein contained shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement.

                  (h) Notwithstanding anything to the contrary in this Agreement, the arbitration provisions set forth in this Section 5 shall be governed exclusively by the Federal Arbitration Act, Title 9, United States Code.

                  6. Miscellaneous.

                  (a) Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  (b) Any notice to be given hereunder shall be given in writing. Notice shall be deemed to be given when delivered by hand to the party to whom notice is being given, or ten (10) days after being mailed, postage prepaid, registered with return receipt requested, or sent by facsimile transmission with a confirmation by registered or certified mail, postage prepaid. Notices to the Executive should be addressed to the Executive as follows:

                  C. Mark Pearson
                  c/o Carbo Ceramics Inc.
                  6565 MacArthur Boulevard, Suite 1050
                  Irving, Texas 75039

Notices to the Company should be sent as follows:

                  Carbo Ceramics Inc.
                  6565 MacArthur Boulevard, Suite 1050
                  Irving, Texas  75039
                  Attn: Secretary

with copies sent to:

                  Cleary Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY 10006
                  Attn:  Stephen H. Shalen, Esq.

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                  Either party may change the address or person to whom notices should be sent to by notifying the other party in accordance with this Section 6(b).

                  (c) The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

                  (d) This Agreement contains the entire agreement between the parties with respect to the employment of the Executive by the Company after the Effective Date and supersedes any and all prior understandings, agreements or correspondence between the parties regarding such employment. It may not be amended or extended in any respect except by a writing signed by both parties hereto.

                  (e) The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has contributed to its preparation (with advice of counsel, if desired). Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party, regardless of which party generally was responsible for the preparation of this Agreement.

                  (f) This Agreement shall be governed by, and interpreted in accordance with, the laws of Texas, without reference to its principles of conflict of laws.

                  (g) This Agreement shall not be assignable by either party hereto without the written consent of the other, provided, however, that the Company may, without the written consent of the Executive, assign this Agreement to (i) any entity with which the Company is merged or consolidated or to which the Company transfers substantially all of its assets or (ii) any entity controlling, under common control with or controlled by the Company.

                  (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (i) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and the Executive has hereunto set his hand as of the day and year first above written.

                                  CARBO CERAMICS INC.

                                  By: /s/ William C. Morris
                                      ------------------------------------------
                                          William C. Morris, Chairman

                                  /s/ C. Mark Pearson
                                  ----------------------------------------------
                                      C. Mark Pearson

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